Product supplement UU	Registration Statement No. 333-137902
To prospectus dated October 10, 2006 and	dated October 10, 2006
prospectus supplement dated November 13, 2006	Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Buffered Securities Linked to One or More Indices

General

•   Deutsche Bank AG may offer and sell securities linked to one or more indices from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•   The securities are senior unsecured obligations of Deutsche Bank AG.

•   Payment on the securities is linked to one or more underlying indices as described below.

•   For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•   The securities will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•   Investing in the securities is not equivalent to investing in the underlying index or indices or the components thereof.

•   The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “ Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

October 31, 2007

SUMMARY TERMS

Underlying Index or Indices

The index or indices designated in the relevant pricing supplement (each an “Underlying Index” and, in the case of more than one Underlying Index, collectively the “Underlying Indices”) accompanying this product supplement.

Issue Price	100% of the face amount, unless otherwise specified in the relevant pricing supplement.

Payment at Maturity

The payment you will receive at maturity per $1,000 security face amount will equal the sum of the products of the Unweighted Index Contribution for each Underlying Index multiplied by the corresponding Index Weighting.

Unweighted Index Contributions

For each Underlying Index, the Unweighted Index Contribution is based on the value of, for such Underlying Index, the Final Level relative to the Initial Level (or the Strike Level, if applicable), the Buffer Level, the Participation Rate and the Index Return Cap, if applicable. Unless otherwise specified in the relevant pricing supplement, the Unweighted Index Contribution for each Underlying Index will be determined as follows:

•	If the Final Level is greater than or equal to the Initial Level (or the Strike Level, if applicable), the Unweighted Index Contribution per $1,000 security face amount will be equal to:

$1,000 + ($1,000 x Index Return x Participation Rate)

•

If the Final Level is less than the Initial Level (or the Strike Level, if applicable) and the decline is equal to or less than the Buffer Level, the Unweighted Index Contribution per $1,000 security face amount will be $1,000.

•	If the Final Level is less than the Initial Level and the decline is greater than the Buffer Level, the Unweighted Index Contribution per $1,000 security face amount will be equal to:

$1,000 + $1,000 x (Index Return + Buffer Level)

You could lose some of your investment at maturity if the Final Level of any Underlying Index declines from its Initial Level (or Strike Level, if applicable) by more than the Buffer Level for such Underlying Index.

Index Return	For each Underlying Index, unless otherwise specified in the relevant pricing supplement, the Index Return will be equal to:

Final Level – Initial Level (or the Strike Level, if applicable)

Initial Level (or the Strike Level, if applicable)

subject to the Index Return Cap for such Underlying Index, if applicable.

Initial Level	For each Underlying Index, the index closing level of such Underlying Index on the trade date, or such other level as specified in the relevant pricing supplement.

Final Level

For each Underlying Index, the index closing level of such Underlying Index on the Final Valuation Date, or the arithmetic average of the index closing levels of such Underlying Index on each Averaging Date, or such other date or dates as specified in the relevant pricing supplement.

Buffer Level	For each Underlying Index, as specified in the relevant pricing supplement.

Index Return Cap	For each Underlying Index, if applicable, as specified in the relevant pricing supplement.

Participation Rate	For each Underlying Index, if applicable, as specified in the relevant pricing supplement.

Index Weighting	The Index Weighting for each Underlying Index will be specified in the relevant pricing supplement. In the case of securities linked to a single Underlying Index, the Index Weighting will be 100%.

Strike Level

For each Underlying Index, the relevant pricing supplement may specify a level other than the Initial Level to be used for calculating the Index Return and the amount payable at maturity. For example, the relevant pricing supplement may specify that a Strike Level equal to 95% of the Initial Level shall be used to calculate the Index Return for an Underlying Index.

Index Valuation Date(s)

The Final Level for each Underlying Index will be calculated on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as Index Valuation Dates in this product supplement. Any Index Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors and involve important legal and tax consequences and investment risks which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to each $1,000 face amount of our Buffered Securities Linked to One or More Indices.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to one or more indices. The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The securities do not provide for coupon payments and do not guarantee the return of your initial investment at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Underlying Index or Indices, as applicable, calculated in accordance with the formula set forth below.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The face amount and issue price of each security is $1,000, unless otherwise specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Payment at Maturity

The Maturity Date for the securities will be set forth in the relevant pricing supplement and is subject to adjustment if such day is not a business day or if the Final Valuation Date or the last Averaging date, as applicable, is postponed as described below.

The payment you will receive at maturity per $1,000 security face amount will equal the sum of the products of the Unweighted Index Contribution for each Underlying Index multiplied by the corresponding Index Weighting.

The Index Weighting for each Underlying Index will be specified in the relevant pricing supplement. In the case of securities linked to a single Underlying Index, the Index Weighting will be 100%.

For each Underlying Index, the Unweighted Index Contribution is based on the value of, for such Underlying Index, the Final Level relative to the Initial Level (or the Strike Level, if applicable), the Buffer Level, the Participation Rate and the Index Return Cap, if applicable. Unless otherwise specified in the relevant pricing supplement, the Unweighted Index Contribution for each Underlying Index will be determined as follows:

•	If the Final Level is greater than or equal to the Initial Level (or the Strike Level, if applicable), the Unweighted Index Contribution per $1,000 security face amount will be equal to:

$1,000 + ($1,000 x Index Return x Participation Rate)

•

If the Final Level is less than the Initial Level (or the Strike Level, if applicable) and the decline is equal to or less than the Buffer Level, the Unweighted Index Contribution per $1,000 security face amount will be $1,000.

•	If the Final Level is less than the Initial Level and the decline is greater than the Buffer Level, the Unweighted Index Contribution per $1,000 security face amount will be equal to:

$1,000 + $1,000 x (Index Return + Buffer Level)

You could lose some of your investment at maturity if the Final Level of any Underlying Index declines from its Initial Level (or Strike Level, if applicable) by more than the Buffer Level for such Underlying Index.

Unless otherwise specified in the relevant pricing supplement, for each Underlying Index, the “Index Return,” as calculated by the calculation agent, is the percentage change in the index closing level of such Underlying Index calculated by comparing the index closing level of such Underlying Index on the Final Valuation Date, or the arithmetic average of the index closing levels of such Underlying Index on each Averaging Date, or such other date or dates as specified in the relevant pricing supplement (for such Underlying Index, the “Final Level”), to the index closing level of such Underlying Index on the trade date (for such Underlying Index, the “Initial Level”) or to a percentage of the Initial Level (for such Underlying Index, the “Strike Level”). The relevant pricing supplement will specify the Initial Level and the manner in which the Final Level is determined for each Underlying Index. For each Underlying Index, unless otherwise specified in the relevant pricing supplement, the Index Return will be calculated as follows:

Index Return =	Final Level – Initial Level (or the Strike Level, if applicable)
Initial Level (or the Strike Level, if applicable)

subject to the Index Return Cap for such Underlying Index, if applicable. The “Index Return Cap” for each Underlying Index will be specified in the relevant pricing supplement, if applicable.

The “Buffer Level” for each Underlying Index will be set forth in the relevant pricing supplement.

If applicable, the “Participation Rate” for each Underlying Index will be set forth in the relevant pricing supplement.

For any Underlying Index, the “index closing level” on any trading day will be equal to the closing level of such Underlying Index or any successor index (as defined in the relevant pricing supplement) or alternative calculation of such Underlying Index published following the regular official weekday close of the principal trading session of the relevant exchange for such Underlying Index.

Unless otherwise specified in the relevant pricing supplement, a “trading day” is, with respect to an Underlying Index, a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for such Underlying Index.

Unless otherwise specified in the relevant pricing supplement, a “relevant exchange” is, with respect to an Underlying Index, the primary organized exchange or market of trading for such Underlying Index, any component included in such Underlying Index or any futures or options contract related to such Underlying Index.

The Index Valuation Date(s), which will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Averaging Date, will be specified in the relevant pricing supplement, and any such date is subject to adjustment as described below. If an Index Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Index Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided, that the index closing level of any Underlying Index for an Index Valuation Date will not be determined on a date later than the tenth scheduled trading day after the Final Valuation Date or the last Averaging Date, as applicable, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the index closing level of such Underlying Index for such Index Valuation Date on such date in accordance with the formula for and method of calculating such index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each component most recently underlying such Underlying Index. If the securities are linked to more than one Underlying Index and a market disruption event occurs with respect to any Underlying Index, the index closing level for any Underlying Index that is not disrupted by a market disruption event will be determined on the Index Valuation Date originally scheduled for such determination.

The Maturity Date will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date or the last Averaging Date, as applicable, is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date or Averaging Date, as postponed, unless otherwise specified in the relevant pricing supplement. We will describe market disruption events in the relevant pricing supplement.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not provide for coupon payments or guarantee the return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Underlying Index or Indices or the components comprising the Underlying Index or Indices. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement, before you decide that an investment in the securities is suitable for you.

The securities do not provide for coupon payments or guarantee the return of your investment at maturity.

The securities do not provide for coupon payments or guarantee the return of your initial investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement and the relevant pricing supplement. You could lose some of your investment at maturity if the Final Level of any Underlying Index declines from its Initial Level (or Strike Level, if applicable) by more than the Buffer Level for such Underlying Index. The relevant pricing supplement will specify whether a Strike Level applies when calculating the Index Return for any Underlying Index.

The appreciation potential of the securities may be limited.

If the relevant pricing supplement specifies an Index Return Cap for any Underlying Index, you will not benefit from any appreciation of such Underlying Index beyond such Index Return Cap. Consequently, your payment at maturity will be limited to an amount that will depend on the cap specified for each Underlying Index.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

For any Underlying Index, the Final Level may be less than the index closing level on the Maturity Date or at other times during the term of the securities.

For any Underlying Index, because the Final Level may be calculated based on the index closing level of such Underlying Index on one or more Index Valuation Dates during the term of the securities, the index closing level of such Underlying Index on the Maturity Date or at various other times during the term of the securities, including dates near the Index Valuation Date(s), could be higher than its Final Level. This difference could be particularly large if there is a significant increase in the level of such Underlying Index before and/or after the Final Valuation Date, if there is a significant decrease in the level of such Underlying Index around the time of the Index Valuation Date(s) or if there is significant volatility in the index closing level of such Underlying Index during the term of the securities (especially on dates near the Index Valuation Date(s)). For example, when the Index Valuation Date is near the end of the term of the securities, if the index closing levels of an Underlying Index increase or remain relatively constant during the initial term of the securities and then decrease below the Initial Level (or the Strike Level, if applicable) of such Underlying Index, the Final Level of such Underlying Index may be significantly less than if it were calculated on a date earlier than the Index Valuation Date. Even if the levels of the Underlying Indices (or in the case of a single Underlying Index, the level of such index) increase during the term of the securities, the market value of the securities may not increase by a proportional amount. It is also possible for the levels of the Underlying Indices to increase while the market value of the securities declines because the market value of the securities will not be influenced solely by the changes in the levels of the Underlying Indices.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the face amount of the securities, even in cases where the Underlying Index or Indices have appreciated since the trade date. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

The Underlying Indices may not be equally weighted.

If your securities are linked to more than one Underlying Index, each Underlying Index may have a different weight in determining the payment at maturity of the securities, depending on the Index Weightings specified in the relevant pricing supplement. For example, for a security linked to four indices, the relevant pricing supplement may specify that the weightings of the four indices will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting is that the same percentage change in two of the Underlying Indices may have a different effect on the payment at maturity.

Changes in the values of the Underlying Indices may offset each other.

If your securities are linked to more than one Underlying Index, price movements in the Underlying Indices may not correlate with each other. At a time when the value of some of the Underlying Indices increases, the value of other Underlying Indices may not increase as much or may decline. Therefore, in calculating the payment at maturity, increases in the value of one or more of the Underlying Indices may be moderated, offset or more than offset, by lesser increases or declines in the value of the other Underlying Indices, particularly if the Underlying Indices that appreciate are of relatively low weight. For example, for a security linked to two equally weighted indices, a 10% appreciation in one Underlying Index on any Index Valuation Date would be completely offset by a decline that is 10% greater than the Buffer Level in the other Underlying Index on such Index Valuation Date. Similarly, for a security linked to four unequally weighted indices, a decline that is 8% greater than the Buffer Level in an Underlying Index that is weighted 50% would more than offset a 5% appreciation in each of the remaining three Underlying Indices.

The Index Return will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect any of the Underlying Indices whose components are traded in currencies other than the U.S. dollar.

Although the components of any Underlying Index may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to one or more Underlying Indices, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such components are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index Return for any Underlying Index. The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures described in “Description of Securities—Payment at Maturity.”

The securities may be subject to currency exchange risk.

Because the prices of the components of one or more of the Underlying Indices may be converted by the sponsors of such Underlying Indices (the “Sponsors”) into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the values of such Underlying Indices, holders of the securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such Underlying Indices. An investor’s net exposure will depend on the extent to which the currencies of the components of any such Underlying Indices strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the respective component currencies, the value of any such Underlying Indices may be adversely affected, and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries, the United States and other countries important to international trade and finance.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the levels of the Underlying Indices on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the levels of the Underlying Indices. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	whether and the extent to which any Index Return has exceeded the applicable Index Return Cap, if any;

•	the expected volatility in the Underlying Indices;

•	the time to maturity of the securities;

•	the market price and dividend rate, if applicable, of the components comprising the Underlying Indices;

•	interest and yield rates in the market generally and in the markets of the components comprising the Underlying Indices;

•

economic, financial, political, regulatory or judicial events that affect the components comprising the Underlying Indices or financial markets generally and that may affect the index closing level of any Underlying Index on any Index Valuation Date;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to any Underlying Index;

•	supply and demand for the securities; and

•	our creditworthiness, including actual and anticipated downgrades in our credit ratings.

No one can predict with certainty the future performance of any Underlying Index based on its historical performance. You could lose some of your investment at maturity if the Final Level of any Underlying Index declines from its Initial Level (or Strike Level, if applicable) by more than the Buffer Level for such Underlying Index.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the payment at maturity will be based on the full face amount of your securities as described in the relevant pricing supplement, the original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

The Sponsors may adjust their respective Underlying Indices in ways that affect the levels of such Underlying Indices, and the Sponsors have no obligation to consider your interests.

Each Sponsor is responsible for calculating and maintaining its respective Underlying Index. A Sponsor can add, delete or substitute the components comprising its Underlying Index or make other methodological changes that could change the level of such Underlying Index. You should realize that the changing of components included in any Underlying Index may affect such Underlying Index, as a new or different component may perform significantly better or worse than the component it replaces. Additionally, a Sponsor may alter, discontinue or suspend calculation or dissemination of its Underlying Index. Any of these actions could adversely affect the value of the securities. The Sponsors have no obligation to consider your interests in calculating or revising their respective Underlying Indices.

We do not control any Underlying Index or the components comprising any Underlying Index.

Except as we may otherwise describe in the relevant pricing supplement, we will not be affiliated with any of the Sponsors of any Underlying Index and we will have no control over the components underlying any Underlying Index. As a result, we will have no ability to control the actions of such Sponsors, including actions that could affect the value of the components underlying any Underlying Index or your securities. None of the money you pay us will go to any Sponsor or any of the companies included in any Underlying Index, and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

You will not have voting rights or rights to receive any payments with respect to any Underlying Index components .

As a holder of the securities, you will not have voting rights or rights to receive any payments with respect to the components of an Underlying Index that holders of such components would have.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours trade the components underlying the Underlying Indices and other financial instruments related to the Underlying Indices and their components on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to any Underlying Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of any Underlying Index and, accordingly, could affect the value of the securities and the amount payable to you at maturity.

We or our affiliates may also act as the Sponsor to an Underlying Index. In this role, we or our affiliates may exercise discretion in rebalancing any Underlying Index during the term of the securities. In the case of an Underlying Index with stock components, we or our affiliates may currently or from time to time engage in business with companies whose stocks may be included in an Underlying Index, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the components underlying an Underlying Index. Any prospective purchaser of securities should undertake such independent investigation of each component included in the Underlying Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the levels of any of the Underlying Indices or the components of any Underlying Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities. We or our affiliates, are active participants in the commodities and currency markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodity or currency transactions and such transactions may have a negative impact on any Underlying Index with commodity or currency components.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’

control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the components of any Underlying Index and the level of any Underlying Index and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Level, the Strike Level, if applicable, the Final Level, the index closing levels, the Index Return and the Unweighted Index Contribution for each Underlying Index, and the amount that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any Underlying Index has been discontinued and whether there has been a material change in the method of calculation of any Underlying Index. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

For each Underlying Index, the calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Index Return and calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Index Valuation Dates and the Maturity Date will be postponed, and your return will be adversely affected.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (“IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and/or character of income thereon might differ materially and adversely from the description herein. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Please read carefully the section of this product supplement entitled “Certain U.S. Federal Income Tax Consequences.”

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of the securities to holders who purchase the securities at the Issue Price and will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described below, possibly on a retroactive basis. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a security as a part of a hedging transaction, straddle, conversion or integrated transaction, or United States holders (as defined below) who have a “functional currency” other than the U.S. dollar.

In addition, in the case of an Underlying Index that includes the stock of one or more entities, we will not attempt to ascertain whether any entity in the Underlying Index would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If one or more entities in the Underlying Index were so treated, certain adverse U.S. federal income tax consequences might apply, to a United States holder in the case of a PFIC and to a non-United States holder in the case of a USRPHC, upon the sale, exchange or retirement of the securities. You should refer to information filed with the SEC or the equivalent government authority by such entities and consult your tax adviser regarding the possible consequences to you if such entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Except as otherwise provided in the relevant pricing supplement, we believe it is reasonable to treat the securities as cash-settled prepaid financial contracts for U.S. federal income tax purposes. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment is respected.

Tax Consequences to United States Holders

The following discussion applies to “United States holders” of the securities. You are a “United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as otherwise provided in the applicable pricing supplement and assuming that the treatment of the securities described above is respected, the following are anticipated U.S. federal income tax consequences of the ownership and disposition of the securities.

Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale, exchange, or retirement, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale or exchange of the securities prior to their maturity date or upon the receipt of the cash payment in retirement of the securities at maturity, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities so sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire the securities. Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held your securities for more than one year and none of the Underlying Indices is based on foreign currencies. The deductibility of capital losses is subject to certain limitations.

If all of the Underlying Indices are based on foreign currencies, because of the application of certain rules and regulations relating to foreign currency instruments under Section 988 of the Code, such gain or loss should be treated as ordinary income or loss unless you make a valid election pursuant to the Treasury regulations governing foreign currency transactions on or before the date on which you acquire your securities to treat such gain or loss as capital gain or loss. If a valid election is made before the close of the day on which you acquire your securities, your gain or loss on the securities should be capital gain or loss and, subject to the discussion below concerning Section 1256 of the Code, should be long-term capital gain or loss if at the time of such sale, exchange or retirement you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

To make this election, you must, in accordance with the detailed procedures set forth in the regulations under Section 988 of the Code, (a) clearly identify the transaction on your books and records on the date you acquire your securities as being subject to such an election and (b) either (x) file the relevant statement verifying such election with your U.S. federal income tax return or (y) otherwise obtain independent verification. You should consult your tax advisor regarding the conditions and procedures for making this election.

If one or more but not all of the Underlying Indices are based on foreign currencies, it is possible that all or part of your gain or loss on the securities could be treated as ordinary income or loss absent an election described in the preceding paragraph.

If you do not make such an election, you should consult your tax advisor regarding the potential application of reporting requirements for ordinary losses in excess of specified thresholds with respect to foreign currency transactions.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could materially and adversely affect the timing and/or character of the income or loss with respect to a security. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issue to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined at the time of issuance of the securities, even though no corresponding cash would be received on the securities. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. Moreover, if you were to recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS.

In addition, if one or more Underlying Indices is determined by reference to one or more “foreign currency contracts,” it is possible that the securities might be treated as “foreign currency contracts” within the meaning of Section 1256 of the Code. If Section 1256 were to apply to your securities, you would be required to mark to market the securities at the end of each year (i.e., recognize income as if the securities had been sold for their fair market value). In that case, it is possible that all or part of your gain or loss recognized on marking to market could be ordinary in character absent a valid election to treat gain or loss on the securities as capital gain or loss, as discussed above. If such an election is made, gain or loss recognized on marking to market should be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the period during which you held your securities.

Other treatments also are possible. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Consequences to Non-United States Holders

The following discussion applies to you only if you are a non-United States holder of the securities. You are a “non-United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust. You are not a non-United States holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of sale, exchange or retirement. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or retirement of the securities.

Sale, Exchange or Retirement of the Securities. Subject to the discussion below regarding backup withholding, gain from the sale or exchange of the securities prior to its maturity date or upon the receipt of cash payment in retirement of the securities at maturity should not be subject to U.S. federal withholding or income tax unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any payments or accruals made or deemed to be made nonetheless would not be subject to U.S. federal income or withholding tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable requirements; and (ii) any gain realized on a sale, exchange or retirement of the securities is not effectively connected with your conduct of a trade or business in the United States.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and if payments on the securities are effectively connected with the conduct of that trade or business, you generally will be taxed in the same manner as a United States holder. If the preceding sentence applies to you, then in order to claim an exemption from withholding, you will be required to provide a properly executed IRS Form W-8ECI in lieu of IRS Form W-8BEN. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a non-United States holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you generally will not be subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Underlying Indices, the components of the Underlying Indices, or instruments whose value is derived from the Underlying Indices or their components. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the Initial Level of any Underlying Index, and therefore effectively establish a higher level that such Underlying Index must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Underlying Indices, the components of the Underlying Indices, or instruments whose value is derived from the Underlying Indices or their components. Although we have no reason to believe that any of these activities will have a material impact on the level of any Underlying Index or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE UNDERLYING INDICES

The one or more Underlying Indices to which payment on the securities will be linked, along with the method of calculating payments on the securities in the event that one or more of the Underlying Indices is discontinued and applicable market disruption events, will be described in the relevant pricing supplement.

TERMS OF SECURITIES

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Level, the Strike Level, if applicable, the Final Level, the index closing levels, the Index Return and the Unweighted Index Contribution for each Underlying Index, and the amount that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any Underlying Index has been discontinued and whether there has been a material change in the method of calculation of any Underlying Index. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

All calculations with respect to the Initial Level, Final Level, Index Return, Unweighted Index Contribution or any index closing level for any Underlying Index will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $1,000 security face amount at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate face amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $1,000 face amount upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 security face amount as described under the caption “Description of Securities—Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have more than one Index Valuation Date, then the business days immediately preceding the date of acceleration (in such number equal to the number of Index Valuation Dates in excess of one) shall be the corresponding Index Valuation Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate face amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules applicable to a FINRA member regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.